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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of BEI Medical Systems Company, Inc. for the registration of 3,229,530 shares of its common stock and to the incorporation by reference therein of our report dated December 1, 2000 with respect to the consolidated financial statements of BEI Medical Systems Company, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


                                                       /s/  Ernst & Young LLP
                                                       -------------------------
                                                            Ernst & Young LLP

MetroPark, New Jersey
October 11, 2001